KERR-McGEE CORPORATION 1998 LONG TERM INCENTIVE PLAN



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                     KERR-McGEE CORPORATION 1998 LONG TERM INCENTIVE PLAN


                                TABLE OF CONTENTS


Article                                                                  Page

I            Purpose..................................................     1

II           Definitions..............................................     1

III          Administration...........................................     3

IV           Eligibility..............................................     3

V            Maximum Shares Available.................................     3

VI           Stock Options............................................     4

VII          Stock Appreciation Rights................................     6

VIII         Restricted Stock Plan....................................     7

IX           Performance Plan.........................................     8

X            Adjustment Upon Changes In Stock.........................     8

XI           Change In Control........................................     9

XII          Miscellaneous............................................    10

XIII         Amendment And Termination................................    12

XIV          Duration Of The Plan.....................................    12






                     KERR-McGEE CORPORATION 1998 LONG TERM INCENTIVE PLAN


                                    Article I

                                     Purpose


        The purpose of the 1998 Kerr-McGee Corporation Long Term Incentive Plan (the "Plan") is to provide incentive opportunities for key employees and to align their personal financial interest with the Company's stockholders. The Plan includes provisions for stock options, stock and performance related awards.

                                   Article II

                                   Definitions

        (a) "Award" shall mean the award which a Performance Plan Participant is entitled to receive under the Performance Plan.

        (b) "Board" shall mean the Board of Directors of the Company.

        (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (d) "Company" shall mean Kerr-McGee Corporation and any successor corporation by merger or otherwise.

        (e) "Committee" shall mean a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to
Article III herein.

        (f) "Employee" shall mean any person employed by the Company, a Subsidiary or Limited Liability Company on a full-time salaried basis, including officers and employee directors thereof.

        (g) "Fair Market Value" of Stock shall mean the average of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported in the Wall Street Journal as New York Stock Exchange Composite Transactions for that date. In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market Value of Stock on such date shall be the mean of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date.

        (h) "Incentive Stock Option" or "ISO" shall mean an Option grant which meets or complies with the terms and conditions set forth in Section 422 of the Code and applicable regulations.

        (i) "Indicators of Performance" shall mean the criteria used by the Committee to evaluate the Company's performance with respect to each Performance Period as described in Article X, Section (b) of this Plan.

        (j) "Limited Liability Company" or "LLC" shall mean any Limited Liability Company in which the Company or a Subsidiary owns fifty percent (50%) or more of the Limited Liability Company.

        (k) "Option" or "Stock Option" shall mean a right granted under the Plan to an Optionee to purchase a stated number of shares of Stock at a stated exercise price.

        (l) "Optionee" shall mean an Employee who has received a Stock Option granted under the Plan.

        (m) "Performance Period" shall mean a period established by the Committee of not less than one year, at the conclusion of which settlement will be made with a Performance Plan Participant with respect to the Award.

        (n) "Performance Plan Participant" shall mean any eligible Employee so designated by the Committee.

        (o)  "Restricted  Stock"  shall mean Stock  which is issued  pursuant to
Article IX of the Plan.

        (p) "Restriction Period" shall mean that period of time as determined by the Committee during which Restricted Stock is subject to such terms, conditions and restrictions as shall be assigned by the Committee.

        (q) "Retirement" shall mean retirement as defined in a policy approved by the Company.

        (r) "Stock" shall mean the common stock of the Company.

        (s) "Stock Appreciation Right" or "SAR" shall mean a right granted in connection with an Option in accordance with Article VIII of the Plan.

        (t) "Subsidiary" shall mean any corporation (other than the Company) in which the Company, a Subsidiary or a Limited Liability Company of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

        (u) "Total Disability" and "Totally Disabled" shall normally have such meaning as that defined under the Company's group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan, the Committee shall make such determination.

                                   Article III

                                 Administration

        Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan or the Options or Stock Appreciation Rights or the Restricted Stock Plan or the Performance Plan as it deems necessary or advisable.

        Each determination, interpretation, or other action made or taken pursuant to the Plan by the Committee and/or the Board shall be final and shall be binding and conclusive for all purposes and upon all persons.

                                   Article IV

                                   Eligibility

        Those Employees who, in the judgment of the Committee, may contribute to the profitability and growth of the Company, shall be eligible to receive Options, SAR's, grants of Restricted Stock and Awards under the Plan.

                                    Article V

                            Maximum Shares Available

        The Stock to be distributed under the Plan may be either authorized and unissued shares or issued shares of the Company, but grants of Restricted Stock shall be made in treasury shares. The maximum amount of Stock which may be issued under the Plan in satisfaction of exercised Options or SARs, issued as Restricted Stock or issued under the Long Term Performance Plan shall not exceed, in the aggregate, two million three hundred thousand (2,300,000) shares of which no more than 650,000 shares may be granted as Restricted Stock. Stock subject to an Option which for any reason is cancelled or terminated without having been exercised, or Stock awarded as Restricted Stock which is forfeited, shall again be available for grants and Awards under the Plan. Stock not issued because the holder of any Option exercises the accompanying SAR shall not again be subject to award by the Committee.

                                   Article VI

                                  Stock Options

        (a)    Grant of Options.

               (i) The Committee may, at any time and from time to time prior to December 31, 2007, grant Options under the Plan to eligible Employees, for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of Option granted (e.g. ISO, nonstatutory, other statutory Options as from time to time may be permitted by the
        Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of Section 422 of the Code and applicable regulations. The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company, any Subsidiary and any LLC shall not exceed $100,000. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

               (ii) Each Option shall be evidenced by a Stock Option Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

        (b) Exercise Price. The price at which shares of Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted.

        (c) Option Period. The period during which an Option may be exercised shall be determined by the Committee; provided, that such period will not be longer than ten years from the date on which the Option is granted in the case of ISOs, and ten years and one day in the case of other Options. The date or dates on which installment portion(s) of an Option may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option. The Committee may also determine to accelerate the time at which installment portion(s) of an outstanding Option may be exercised.

        (d) Termination of Employment. An Option shall terminate and may no longer be exercised three months after the Optionee ceases to be an Employee for any reason other than Total Disability, death or Retirement. If an Optionee's employment is terminated by reason of Total Disability or Retirement to the extent that the Option was exercisable at the time of the Optionee's Retirement or Total Disability, such Option may be exercised within the period, not to exceed four years following such termination, specified by the Committee in the instrument evidencing the Option. If the Optionee dies while in the employ of the Company, a Subsidiary or LLC, or within three months after the termination of such employment, to the extent that the Option was exercisable at the time of the Optionee's death, such Option may, within the lesser of one year after the Optionee's death or the term of the option, be exercised by the executor or administrator of the Optionee's estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option.

        (e) Payment for Shares.

               (i) The exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Optionee (1) in cash, (2) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (3) in shares of Restricted Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (4) partly in cash and partly in such shares of Stock or Restricted Stock, (5) to the extent permitted by the Committee, through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option or (6) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock or shares of Restricted Stock may be used in exercising Options. No Optionee shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Optionee has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

               (ii) If shares of Restricted Stock are used to pay the exercise price of an Option, an equal number of shares of Stock delivered to the Optionee upon exercise of an Option, shall be subject to the same restrictions for the remainder of the Restriction Period.

        (f) Annual Maximum Performance. Options granted to any one Optionee may not exceed one hundred fifty thousand (150,000) shares of stock per calendar year.

        (g) Deferral of Gain. Optionees may elect to defer the gain from the exercise of a Stock Option under the terms and conditions of the Kerr-McGee Corporation Executive Deferred Compensation Plan.

                                   Article VII

                            Stock Appreciation Rights

        (a) Grant. The Committee may affix SARs to an Option, either at the time of its initial granting to the Optionee or at a later date. The addition of such SARs must be accomplished prior to the completion of the period during which the Option may be exercised and such exercise period may not be extended beyond that which was initially established. The Committee may establish SAR terms and conditions at the time such SAR is established.

        (b)    Exercise.

               (i) A SAR shall be exercisable at such time as may be determined by the Committee and a SAR shall be exercisable only to the extent that the related Option could be exercised. Upon the exercise of a SAR, that portion of the Option underlying the SAR will be considered as having been surrendered. A SAR shall be automatically exercised at the end of the last business day prior to the stated expiration date of the unexercised portion of the related Option if on such date the Fair Market Value of Stock exceeds the Option exercise price per share.

               (ii) The Committee may impose any other conditions upon the exercise of a SAR, consistent with the Plan, which it deems appropriate. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

               (iii) Upon the exercise of a SAR, the Company shall give to an Optionee an amount (less any applicable withholding taxes) equivalent to the excess of the Fair Market Value of the shares of Stock for which the right is exercised on the date of such exercise over the exercise price of such shares under the related Option. Such amount shall be paid to the Optionee either in cash or in shares of Stock or both as the Committee shall determine. Such determination may be made at the time of the granting of the SAR and may be changed at any time thereafter. No fractional shares of Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.



        (c) Expiration or Termination.

               (i) Subject to (c)(ii), each SAR and all rights and obligations thereunder shall expire on a date to be determined by the Committee.

               (ii) A SAR shall terminate and may no longer be exercised upon the exercise, termination or expiration of the related Option.

                                  Article VIII

                              Restricted Stock Plan

        (a) At the time of making a grant of Restricted Stock or making payment of an Award in Restricted Stock to an Employee, the Committee shall establish a Restriction Period and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine applicable to the Restricted Stock to be issued in settlement of such grant or Award.

        (b) Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate duly endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder's rights, with the exception that (i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period and (iii) a breach of the terms and conditions established by the Committee pursuant to the Award will cause a forfeiture of the Restricted Stock. Subject to Article VI, Section (e), Restricted Stock may be used to exercise Options. The committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

               (i) Termination of Employment. The Committee may establish such rules concerning the termination of employment of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate from time to time.

               (ii) Restricted Stock Agreement. Each grant of, or payment of an Award in, Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

        (c) The Committee shall not grant Restricted Stock in excess of six hundred fifty thousand (650,000) shares of Stock during the term of this Agreement.


                                   Article IX

                                Performance Plan

        (a) Administrative Procedure. The Committee shall designate Employees as Performance Participants to become eligible to receive Awards under the Plan and shall establish Performance Periods under the Performance Plan.

        (b) Indicators of Performance. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Awards, and may vary between Performance Periods. Indicators of Performance may include, but shall not be limited to, various financial and operating measures, and may be based on the Company's performance compared to one or more selected companies during the same Performance Period or may be related solely to the Company's performance during the Performance Period, or a combination of such indicators. The Committee may take into consideration, and make appropriate adjustments for, events occurring during the Performance Period which the Committee concludes have affected the performance of the Company or any selected company with respect to any of the Indicators of Performance.

        (c) Award Adjustment. Subject to the terms of the Plan, the Committee may make adjustments in Awards to Performance Plan Participants.

        (d) Performance Awards. Awards may be in the form of performance shares, which are units valued by reference to shares of stock or performance units, which are units valued by reference to financial measures or property other than stock and shall be subject to such terms and conditions and other restrictions as the Committee shall assign. At the time of making grants of Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. Awards may be paid out in cash, Stock, Restricted Stock, other property or combination thereof. Recipients of Awards are not required to provide consideration other than the rendering of service.

        (e) Partial Performance Period Participation. The Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a Performance Plan Participant after the beginning of such Performance Period.

                                    Article X

                        Adjustment Upon Changes In Stock

        The number of shares of Stock which may be issued pursuant to this Plan, the number of shares covered by each outstanding Option, the Option exercise price per share, the number of shares granted as Restricted Stock, and the number of shares representing a Performance Plan Participant's Award under the Performance Plan, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock or Options through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a Stock Dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Appropriate adjustment shall also be made by the Committee in the terms of SARs to reflect the foregoing changes.

                                   Article XI

                                Change In Control

        Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control:

               (i) If during a Restriction Period(s) applicable to Restricted Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock shall lapse effective the date of the Change in Control;

               (ii) If during a Performance Period(s) applicable to an Award granted under the Plan, a Participant shall earn no less than the number of performance shares or performance units which the participant would have earned if the Performance Period(s) had terminated as of the date of the Change in Control; or

               (iii) Any outstanding options that are not exercisable shall become exercisable effective as of the date of a Change in Control.

        For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if:

        (a) Any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

        (b) During any period of 24 months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (1) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Article, (2) a director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

        (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 25% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

        (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   Article XII

                                  Miscellaneous

        (a) Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiaries, unless such other plan specifically provides for such inclusion.

        (b) Except as provided in Section (c) of this Article XII, no Option or SAR, grant of Restricted Stock or Award under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable (i) during the lifetime of an Optionee, only by the Optionee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Optionee, and (ii) after death of the Optionee, only by the Optionee's legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Optionee.
        (c) The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to an immediate family member of the Optionee who acquires the options from the Optionee through a gift or a domestic relations order. For purposes of this Section (c), "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option Agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred options shall be prohibited except those in accordance with Section (b) of this Article XII. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Section (d) of Article VI hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the Transferee only to the extent and for the periods specified in Section (d) of
Article VI.

        (d) The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Optionee shall pay to the Corporation an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

        (e) Transfer of employment between the Company, a Subsidiary or Limited Liability Company, or between Limited Liability Companies and Subsidiaries shall not constitute termination of employment for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

        (f) All administrative expenses associated with the administration of the Plan shall be borne by the Company.

        (g) The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        (h) No grant or Award to an employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company.

        (i) The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.

                                  Article XIII

                            Amendment And Termination

        The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the stockholders of the Company, amend the Plan so as to (i) increase the number of shares of Stock which may be issued under the Plan, except as provided for in Article XI, or change Plan provisions relating to establishment of the exercise prices under Options granted, (ii) extend the duration of the Plan beyond the date approved by the stockholders or (iii) increase the maximum dollar amount of ISOs which an individual Optionee may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Optionee or Plan participant, alter or impair any of the rights or obligations under any Options or other rights theretofore granted such person under the Plan.

                                   Article XIV

                              Duration Of The Plan

        This Plan became effective January 1, 1998. If not sooner terminated by the Board, this Plan shall terminate on December 31, 2007, but Options and other rights theretofore granted and any Restriction Period may extend beyond that date and the terms of the Plan shall continue to apply.



                                       KERR-McGEE CORPORATION



                                       By:_____________________________
                                          John J. Murphy
                                          Director and Chair of the
                                          Executive Compensation Committee